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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 24, 1998

             (Exact name of registrant as specified in its charter)
                               DRUG EMPORIUM, INC.

(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)
         DELAWARE                     0-16998                31-1064888

                    (Address of principal executive offices)
                            155 HIDDEN RAVINES DRIVE
                               POWELL, OHIO 43065

               Registrant's telephone number, including area code
                                 (740) 548-7080

         (Former name or former address, if changes since last report.)

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ITEM 5.  OTHER EVENTS.

         On June 24, 1998 the Board of Directors of Drug Emporium, Inc. authorized the adoption of an Amended and Restated Rights Agreement. The principal changes to the Rights Agreement are as follows:

         (i) The expiration date for the Rights has been extended from July 1, 1998 to July 1, 2008.

         (ii) The initial purchase price for each one one-hundredth of a Share of Series A Preferred Stock issuable pursuant to each Right has been decreased from $50 to $15.

         (iii) The percentage ownership at which a person becomes an Acquiring Person has been reduced from 25% to 15%.

         (iv) After a person becomes an Acquiring Person, the Rights can be exchanged for Common Stock until an Acquiring Person acquires beneficial ownership of 50% or more of the Common Stock.

         (v) The Amendment also effected various technical and other amendments to the original agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 4.1       Amended and Restated Rights Agreement (incorporated by
                      reference to Exhibit 4.1 to the Form 8-A/A filed June 30,
                      1998.)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DRUG EMPORIUM, INC.

Date:  June 30, 1998

                                            /s/David L. Kriegel
                                            ____________________________________
                                            David L. Kriegel, President




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